Exhibit 4.37

POWER OF ATTORNEY

I, GU Zhouhao, a citizen of the People’s Republic of China (ID Card No.: ****************), owner of 50% equities (the “Equity”) of Shanghai Nianqiao Technology Co., Ltd. (the “Company”), hereby irrevocably authorize Shanghai Manyin Information Technology Co., Ltd. (the “Authorized Person”) to exercise the following rights in respect of the Equity within the term of this Power of Attorney:

I hereby authorize the Authorized Person with full power and authority to act individually and independently in my name to exercise all rights in respect of the Equity in accordance with the provisions of laws of the People’s Republic of China and the articles of association of the Company, including but not limited to: (1) to propose the convention of and attend shareholders’ meeting and sign any resolution of the shareholders’ meeting in my name; (2) to exercise all rights to which a shareholder of the Company is entitled under the laws and the Company’s constitutional documents; and (3) to nominate and appoint, as my authorized representative, the legal representative, director, supervisor, general manager, chief financial officer and other senior management personnel of the Company.

I hereby confirms that I will ratify and recognize any act or omission and decision to be made by the Authorized Person in connection with the Equity within the valid term and scope of authority of this Power of attorney. All such act, omission and decision shall be binding on me, and I will not raise any objection of any nature whatsoever in respect of such act, omission or decision in any way. All legal consequence that may arise out of such act, omission or decision will be borne by myself.

If, by any reason, any document is required to be signed by myself for the conduct, implementation or performance of such act or decision, I will sign the relevant documents according to the Authorized Person’s instruction.

The Authorized Person may designated or authorize any other person or entity to exercise the rights granted by the authorizer hereunder without delivery of notice to or obtaining of consent from me.

The valid term of this Power of Attorney shall commence from the day when it has been duly signed, and shall remain valid and cannot be revoked as long as I am a shareholder of the Company.

Authorized by: GU Zhouhao

/s/ GU Zhouhao

Dated this 29th day of November, 2018

POWER OF ATTORNEY

I, CHEN Xiumeng, a citizen of the People’s Republic of China (ID Card No.: ****************), owner of 50% equities (the “Equity”) of Shanghai Nianqiao Technology Co., Ltd. (the “Company”), hereby irrevocably authorize Shanghai Manyin Information Technology Co., Ltd. (the “Authorized Person”) to exercise the following rights in respect of the Equity within the term of this Power of Attorney:

I hereby authorize the Authorized Person with full power and authority to act individually and independently in my name to exercise all rights in respect of the Equity in accordance with the provisions of laws of the People’s Republic of China and the articles of association of the Company, including but not limited to: (1) to propose the convention of and attend shareholders’ meeting and sign any resolution of the shareholders’ meeting in my name; (2) to exercise all rights to which a shareholder of the Company is entitled under the laws and the Company’s constitutional documents; and (3) to nominate and appoint, as my authorized representative, the legal representative, director, supervisor, general manager, chief financial officer and other senior management personnel of the Company.

I hereby confirms that I will ratify and recognize any act or omission and decision to be made by the Authorized Person in connection with the Equity within the valid term and scope of authority of this Power of attorney. All such act, omission and decision shall be binding on me, and I will not raise any objection of any nature whatsoever in respect of such act, omission or decision in any way. All legal consequence that may arise out of such act, omission or decision will be borne by myself.

If, by any reason, any document is required to be signed by myself for the conduct, implementation or performance of such act or decision, I will sign the relevant documents according to the Authorized Person’s instruction.

The Authorized Person may designated or authorize any other person or entity to exercise the rights granted by the authorizer hereunder without delivery of notice to or obtaining of consent from me.

The valid term of this Power of Attorney shall commence from the day when it has been duly signed, and shall remain valid and cannot be revoked as long as I am a shareholder of the Company.

Authorized by: CHEN Xiumeng

/s/ CHEN Xiumeng

Dated this 29th day of November, 2018

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